UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2016

PGT Innovations, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52059	20-0634715
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1070 Technology Drive, North Venice, Florida 34275

(941) 480-1600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

PGT, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

On December 15, 2016, PGT, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation in order to change its name to “PGT Innovations, Inc.” The name change became effective on December 15, 2016 following approval by the Company’s board of directors and filing of the Certificate of Amendment with the Delaware Secretary of State. The amendment did not make any changes to the Company’s existing Amended and Restated Certificate of Incorporation other than incorporating the name change described above.

The Company also amended and restated its Amended and Restated Bylaws to reflect the change to the Company’s name, effective December 15, 2016. The Certificate of Amendment and Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On December 14, 2016, the Company issued a press release announcing its name change and also announcing that it is transferring the listing of its common stock to the New York Stock Exchange (NYSE) from the NASDAQ Global Market (NASDAQ). The Company’s common stock will begin trading on the NYSE on December 28, 2016 under its current ticker symbol “PGTI”. The stock will continue to trade on NASDAQ until the transfer is complete.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

3.2	Amended and Restated By-Laws

99.1	Press Release announcing name change and transfer to the NYSE, dated December 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2016	PGT Innovations, Inc.

	By:	/s/ Brad West
Name: Brad West
Title: Sr. Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

3.2	Amended and Restated By-Laws

99.1	Press Release announcing name change and transfer to the NYSE, dated December 14, 2016.